Exhibit 99.1

Report of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors of

Kelly Services, Inc.:

We have completed integrated audits of Kelly Services, Inc.’s January 1, 2006 and January 2, 2005 consolidated financial statements and of its internal control over financial reporting as of January 1, 2006, and an audit of its December 28, 2003 consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Our opinions, based on our audits, are presented below.

Consolidated financial statements and financial statement schedule

In our opinion, the consolidated financial statements listed in the index appearing under Item 9.01 present fairly, in all material respects, the financial position of Kelly Services, Inc. and its subsidiaries at January 1, 2006 and January 2, 2005, and the results of their operations and their cash flows for each of the three years in the period ended January 1, 2006 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule (not separately presented herein) presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. The financial statement schedule appears under Item 15 of the Company’s Annual Report on Form 10-K for the year ended January 1, 2006. These financial statements and financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit of financial statements includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

Internal control over financial reporting

Also, in our opinion, management’s assessment, included in Management’s Report on Internal Control Over Financial Reporting (not separately presented herein), that the Company maintained effective internal control over financial reporting as of January 1, 2006 based on criteria established in Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), is fairly stated, in all material respects, based on those criteria. Furthermore, in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of January 1, 2006, based on criteria established in Internal Control - Integrated Framework issued by the COSO. Management’s Report on Internal Control Over Financial Reporting appears under Item 9A of the Company’s Annual Report on Form 10-K for the year ended January 1, 2006. The Company’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting. Our responsibility is to express opinions on management’s assessment and on the effectiveness of the Company’s internal control over financial reporting based on our audit. We conducted our audit of internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. An audit of internal control over financial reporting includes obtaining an understanding of internal control over financial reporting, evaluating management’s assessment, testing and evaluating the design and operating effectiveness of internal control, and performing such other procedures as we consider necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinions.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Detroit, Michigan

February 10, 2006, except with respect to our opinion on the consolidated financial statements insofar as it relates to the effects of the changes in segment disclosures as discussed in Note 14, as to which the date is January 24, 2007.

STATEMENTS OF EARNINGS

Kelly Services, Inc. and Subsidiaries

	2005	2004(1)	2003
	(In thousands of dollars except per share items)
Revenue from services	$5,289,825	$4,984,051	$4,325,155
Cost of services	4,430,931	4,186,285	3,628,524

Gross profit	858,894	797,766	696,631
Selling, general and administrative expenses	802,742	763,756	688,227

Earnings from operations	56,152	34,010	8,404
Interest expense, net	(187)	(861)	(77)

Earnings before income taxes	55,965	33,149	8,327
Income taxes	16,702	11,938	3,423

Net earnings	$39,263	$21,211	$4,904

Basic earnings per share	$1.10	$.60	$.14
Diluted earnings per share	$1.09	$.60	$.14
Dividends per share	$.40	$.40	$.40
Average shares outstanding (thousands):
Basic	35,667	35,115	35,289
Diluted	35,949	35,461	35,355

(1)	Fiscal year included 53 weeks.

See accompanying Notes to Financial Statements.

STATEMENTS OF CASH FLOWS

Kelly Services, Inc. and Subsidiaries

	2005	2004(1)	2003
	(In thousands of dollars)
Cash flows from operating activities
Net earnings	$39,263	$21,211	$4,904
Noncash adjustments:
Depreciation and amortization	42,215	44,435	47,929
Stock-based compensation	3,418	1,879	2,174
Deferred income taxes	(1,006)	(10,175)	2,809
Changes in operating assets and liabilities	(63,126)	(2,584)	(27,521)

Net cash from operating activities	20,764	54,766	30,295
Cash flows from investing activities
Capital expenditures	(28,527)	(36,801)	(30,567)
Short-term investments	1,203	105	142
Investment in unconsolidated affiliates	(19,681)	—	—
Increase in other assets	(5,411)	(736)	(2,487)

Net cash from investing activities	(52,416)	(37,432)	(32,912)
Cash flows from financing activities
Increase (decrease) in short-term borrowings	6,833	(8,188)	10,280
Financing to fund long-term investment in unconsolidated affiliates	19,681	—	—
Dividend payments	(14,269)	(14,043)	(14,143)
Stock options and other stock sales	5,786	15,199	3,865
Other financing activities	1,949	(6,777)	3,921
Purchase of treasury stock	—	(3)	(26,149)

Net cash from financing activities	19,980	(13,812)	(22,226)

Effect of exchange rates on cash and equivalents	(3,977)	1,815	3,563

Net change in cash and equivalents	(15,649)	5,337	(21,280)
Cash and equivalents at beginning of year	79,348	74,011	95,291

Cash and equivalents at end of year	$63,699	$79,348	$74,011

(1)	Fiscal year included 53 weeks.

See accompanying Notes to Financial Statements.

BALANCE SHEETS

Kelly Services, Inc. and Subsidiaries

	2005	2004
	(In thousands of dollars)
ASSETS
Current Assets
Cash and equivalents	$63,699	$79,348
Short-term investments	154	6,288
Trade accounts receivable, less allowances of $16,648 and $16,228, respectively	803,812	727,366
Prepaid expenses and other current assets	47,434	43,942
Deferred taxes	33,805	36,055

Total current assets	948,904	892,999
Property and Equipment
Land and buildings	58,461	58,236
Equipment, furniture and leasehold improvements	297,980	303,213
Accumulated depreciation	(190,684)	(180,363)

Net property and equipment	165,757	181,086

Noncurrent Deferred Taxes	22,088	17,960
Goodwill, net	88,217	94,652
Other Assets	87,891	63,059

Total Assets	$1,312,857	$1,249,756

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Short-term borrowings	$56,644	$34,289
Accounts payable	110,411	102,947
Accrued payroll and related taxes	263,112	241,651
Accrued insurance	34,097	33,165
Income and other taxes	56,651	67,839

Total current liabilities	520,915	479,891

Noncurrent Liabilities
Accrued insurance	54,517	58,548
Accrued retirement benefits	57,443	50,892
Other long-term liabilities	7,939	6,374

Total noncurrent liabilities	119,899	115,814

Stockholders’ Equity
Capital stock, $1.00 par value
Class A common stock, shares issued 36,620,146 at 2005 and 36,619,693 at 2004	36,620	36,620
Class B common stock, shares issued 3,495,720 at 2005 and 3,496,173 at 2004	3,496	3,496
Treasury stock, at cost
Class A common stock, 4,269,753 shares at 2005 and 4,588,739 at 2004	(90,319)	(97,067)
Class B common stock, 22,575 shares at 2005 and 23,575 at 2004	(600)	(626)
Paid-in capital	27,015	24,045
Earnings invested in the business	688,033	663,039
Accumulated other comprehensive income	7,798	24,544

Total stockholders’ equity	672,043	654,051

Total Liabilities and Stockholders’ Equity	$1,312,857	$1,249,756

See accompanying Notes to Financial Statements.

STATEMENTS OF STOCKHOLDERS’ EQUITY

Kelly Services, Inc. and Subsidiaries

	2005	2004(1)	2003
	(In thousands of dollars)
Capital Stock
Class A common stock
Balance at beginning of year	$36,620	$36,619	$36,619
Conversions from Class B	—	1	—

Balance at end of year	36,620	36,620	36,619

Class B common stock
Balance at beginning of year	3,496	3,497	3,497
Conversions to Class A	—	(1)	—

Balance at end of year	3,496	3,496	3,497

Treasury Stock
Class A common stock
Balance at beginning of year	(97,067)	(112,535)	(91,648)
Exercise of stock options, restricted stock awards and other	6,748	15,468	5,150
Purchase of treasury stock	—	—	(26,037)

Balance at end of year	(90,319)	(97,067)	(112,535)

Class B common stock
Balance at beginning of year	(626)	(623)	(511)
Exercise of stock options, restricted stock awards and other	26	—	—
Purchase of treasury stock	—	(3)	(112)

Balance at end of year	(600)	(626)	(623)

Paid-in Capital
Balance at beginning of year	24,045	21,081	20,001
Exercise of stock options, restricted stock awards and other	2,970	2,964	1,080

Balance at end of year	27,015	24,045	21,081

Earnings Invested in the Business
Balance at beginning of year	663,039	655,871	665,110
Net earnings	39,263	21,211	4,904
Dividends	(14,269)	(14,043)	(14,143)

Balance at end of year	688,033	663,039	655,871

Accumulated Other Comprehensive Income
Balance at beginning of year	24,544	10,976	(12,538)
Foreign currency translation adjustments, net of tax	(16,488)	13,433	23,407
Unrealized gains on investments, net of tax	(258)	135	107

Balance at end of year	7,798	24,544	10,976

Stockholders’ Equity at end of year	$672,043	$654,051	$614,886

Comprehensive Income
Net earnings	$39,263	$21,211	$4,904
Foreign currency translation adjustments, net of tax	(16,488)	13,433	23,407
Unrealized gains on investments, net of tax	42	135	107
Reclassification adjustment for gains included in net earnings	(300)	—	—

Comprehensive Income	$22,517	$34,779	$28,418

(1)	Fiscal year included 53 weeks.

See accompanying Notes to Financial Statements.

NOTES TO FINANCIAL STATEMENTS

Kelly Services, Inc. and Subsidiaries

(In thousands of dollars except share and per share items)

1. Summary of Significant Accounting Policies

Nature of Operations Kelly Services, Inc. (the “Company”) is a global temporary staffing provider operating in 30 countries and territories throughout the world.

Fiscal Year The Company’s fiscal year ends on the Sunday nearest to December 31. The three most recent years ended on January 1, 2006 (2005, which contained 52 weeks), January 2, 2005 (2004, which contained 53 weeks) and December 28, 2003 (2003, which contained 52 weeks). Period costs included in selling, general and administrative expenses are recorded on a calendar-year basis.

Principles of Consolidation The financial statements include the accounts and operations of the Company and its subsidiaries, all of which are wholly owned. All significant intercompany accounts and transactions have been eliminated.

The cost method of accounting is used for investments in equity securities that do not have a readily determined market value and when the Company does not have the ability to exercise significant influence. These investments are carried at cost and are adjusted only for other-than-temporary declines in fair value. The carrying value of these investments is included with other assets in the balance sheet.

Foreign Currency Translation Substantially all of the Company’s international subsidiaries use their local currency as their functional currency. Revenue and expense accounts of foreign subsidiaries are translated to U.S. dollars at average exchange rates, while assets and liabilities are translated to U.S. dollars at year-end exchange rates. Resulting translation adjustments, net of deferred taxes, where applicable, are reported as accumulated foreign currency adjustments in stockholders’ equity and are recorded as a component of comprehensive income. The balance of the cumulative translation adjustment for the years ending 2005, 2004 and 2003 were a credit of $7,798, $24,286 and $10,853, respectively.

Revenue Recognition Revenue from services is recognized as services are provided by the temporary, contract or leased employees. Revenue from permanent placement services is recognized at the time the permanent placement candidate begins full-time employment. Provisions for sales allowances, based on historical experience, are recognized at the time the related sale is recognized.

Allowance for Uncollectible Accounts Receivable The Company records an allowance for uncollectible accounts receivable based on historical loss experience, customer payment patterns and current economic trends. The Company reviews the adequacy of the allowance for uncollectible accounts receivable on a quarterly basis and, if necessary, increases or decreases the balance.

Advertising Expenses Advertising expenses, which are expensed as incurred, were $11,900, $11,700 and $11,800 in 2005, 2004 and 2003, respectively.

Use of Estimates The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. Estimates are used for, but not limited to, the accounting for the allowance for uncollectible accounts receivable, workers’ compensation, goodwill impairment and income taxes. Actual results could differ materially from those estimates.

Cash and Equivalents Cash and equivalents are stated at cost, which approximates market. The Company considers securities with original maturities of three months or less to be cash and equivalents.

Property and Equipment Property and equipment are stated at cost and are depreciated over their estimated useful lives, principally by the straight-line method. Estimated useful lives range from 15 to 45 years for land improvements, buildings and building improvements, 5 years for equipment and furniture and 3 to 12 years for computer hardware and software. Leasehold improvements are generally depreciated over the lesser of the life of the lease or 5 years. The Company capitalizes external costs and internal payroll costs incurred in the development of software for internal use in accordance with American Institute of Certified Public Accountants Statement of Position No. 98-1, “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use.” Capitalized software is included with equipment, furniture and leasehold improvements on the balance sheet. Depreciation expense was $42,100 for 2005, $44,200 for 2004 and $47,800 for 2003.

NOTES TO FINANCIAL STATEMENTS (continued)

Kelly Services, Inc. and Subsidiaries

(In thousands of dollars except share and per share items)

Operating Leases The Company recognizes rent expense on a straight-line basis over the lease term. This includes the impact of both scheduled rent increases and free or reduced rents (commonly referred to as “rent holidays”). The Company records allowances provided by landlords for leasehold improvements as deferred rent in the balance sheet and as operating cash flows in the statement of cash flows.

Goodwill and Other Intangible Assets Goodwill represents the excess of the purchase price over the fair value of net assets. Purchased intangible assets, with definite lives, other than goodwill, are valued at acquisition cost and are amortized over their respective useful lives (up to 10 years) on a straight-line basis.

Impairment of Long-Lived Assets and Intangible Assets The Company evaluates long-lived assets and intangible assets with definite lives for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. When it is probable that undiscounted future cash flows will not be sufficient to recover an asset’s carrying amount, the asset is written down to its fair value. Assets to be disposed of by sale, if any, are reported at the lower of the carrying amount or fair value less cost to sell.

Goodwill is tested for impairment annually, or if an event occurs or circumstances change that may reduce the fair value of the reporting unit below its book value. If the fair market value of the reporting unit tested has fallen below its book value, we then compare the estimated fair value of goodwill to its book value. If the book value exceeds the estimated fair value, an impairment loss would be recognized in an amount equal to that excess. The Company uses a discounted cash flow methodology to determine fair value, and has determined its reporting units to be its operating segments.

Accounts Payable Included in accounts payable are outstanding checks in excess of funds on deposit. Such amounts totaled $11,872 and $12,361 and at year-end 2005 and 2004, respectively.

Accrued Payroll and Related Taxes Included in accrued payroll and related taxes are outstanding checks in excess of funds on deposit. Such amounts totaled $20,327 and $17,889 at year-end 2005 and 2004, respectively. Payroll taxes are recognized proportionately to direct wages for interim periods based on expected full-year amounts.

Income Taxes The Company accounts for income taxes using the liability method. Under this method, deferred tax assets and liabilities are recognized for the expected tax consequences of temporary differences between the tax bases of assets and liabilities and their reported amounts. Valuation allowances are provided against deferred tax assets when it is more likely than not that some portion or all of the deferred tax asset will not be realized.

Stock-Based Compensation The Company continues to account for stock-based compensation using Accounting Principles Board Statement No. 25, “Accounting for Stock Issued to Employees,” and has not adopted the recognition provisions of SFAS No. 123, “Accounting for Stock-Based Compensation,” as amended by SFAS No. 148, “Accounting for Stock-Based Compensation – Transition and Disclosure – an amendment of SFAS No. 123.” Accordingly, no compensation cost has been recognized for incentive and nonqualified stock options. The following table illustrates the effect on net income and earnings per share if the Company had applied the fair value recognition provisions of SFAS No. 123 to stock-based employee compensation.

NOTES TO FINANCIAL STATEMENTS (continued)

Kelly Services, Inc. and Subsidiaries

(In thousands of dollars except share and per share items)

	2005	2004	2003
Net earnings, as reported	$39,263	$21,211	$4,904
Add: Stock-based employee compensation expense included in reported net earnings, net of related tax effects	2,789	1,853	1,689
Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects	(4,105)	(3,973)	(3,823)

Pro forma net earnings	$37,947	$19,091	$2,770

Earnings per share:
Basic-as reported	$1.10	$.60	$.14
Basic-pro forma	$1.06	$.54	$.08

Diluted-as reported	$1.09	$.60	$.14
Diluted-pro forma	$1.06	$.54	$.08

Since stock options generally become exercisable over several years and additional grants may be made in future years, the pro forma amounts for compensation cost may not be indicative of the effects on net income and earnings per share for future years.

Workers’ Compensation The Company establishes accruals for workers’ compensation claims utilizing actuarial methods to estimate the undiscounted future cash payments that will be made to satisfy the claims. The estimates are based both on historical experience as well as current legal, economic and regulatory factors. The ultimate cost of these claims may be greater than or less than the established accrual. However, the Company believes that any such adjustments will not materially affect its consolidated financial position. During 2003, primarily as a result of higher than expected medical inflation rates, the Company revised its estimate of the cost of outstanding workers’ compensation claims and, accordingly, recorded additional expense of $11.7 million.

Reclassifications Certain prior year amounts have been reclassified to conform with the current presentation, including the following reclassifications: As of year-end 2004 and 2003, respectively, $3,206 and $2,367 of restricted cash was reclassified from cash and equivalents to prepaid expenses and other current assets. As of year-end 2004 and 2003, respectively, $1,515 and $1,985 of restricted stock was reclassified from accrued payroll and related taxes to additional paid-in capital. As of year-end 2004, $2,738 of long-term deferred rent was reclassified from accounts payable to other long-term liabilities and $3,636 of long-term accrued disability was reclassified from accrued payroll and related taxes to other long-term liabilities.

2. Short-term Investments

The Company’s short-term investments consisted of trading securities of $0 and $5,000 and available-for-sale securities of $154 and $1,288 as of year-end 2005 and 2004, respectively. The Company did not hold federal, state or local government obligations as of year-end 2005 and 2004. The carrying amounts of short-term investments approximate market value.

Interest income was $1,572, $837 and $961 for the fiscal years 2005, 2004 and 2003, respectively.

NOTES TO FINANCIAL STATEMENTS (continued)

Kelly Services, Inc. and Subsidiaries

(In thousands of dollars except share and per share items)

3. Goodwill and Other Intangible Assets

Statement of Financial Accounting Standards No.142 “Goodwill and Other Intangible Assets” (“SFAS 142”) requires that goodwill be tested for impairment annually or if an event occurs or circumstances change that may reduce the fair value of the reporting unit below its book value. Should circumstances change or events occur to indicate that the fair market value of the reporting unit has fallen below its book value, management must then compare the estimated fair value of goodwill to book value. If the book value exceeds the estimated fair value, an impairment loss would be recognized in an amount equal to that excess. Such an impairment loss would be recognized as a non-cash charge to operating income. We completed our impairment test during the fourth quarter of the years ended January 1, 2006 and January 2, 2005 as required under SFAS 142 and determined that goodwill is not impaired.

The changes in the net carrying amount of goodwill for the fiscal years 2004 and 2005 are as follows:

	U.S. Commercial	PTSA	International	Total
Balance as of December 28, 2003	$4,477	$24,657	$56,654	$85,788
Adjustments to previously recorded purchase price	—	—	4,684	4,684
Translation adjustment	—	—	4,180	4,180

Balance as of January 2, 2005	4,477	24,657	65,518	94,652
Translation adjustment	—	—	(6,435)	(6,435)

Balance as of January 1, 2006	$4,477	$24,657	$59,083	$88,217

The 2004 adjustment to previously recorded purchase price represents the final earn-out payment related to the acquisition of Business Trends, Singapore.

4. Investments

During the first quarter of 2005, the Company made an $18 million investment to obtain a less than five percent interest in Tempstaff, the second largest staffing company in Japan. During the third quarter of 2005, the Company made a $1 million investment to obtain a nine percent interest in Tempstaff Kelly, Inc., a joint venture with Tempstaff and the Sony Corporation.

The cost method of accounting is used for both of these investments, as they do not have a readily determined market value and the Company does not have the ability to exercise significant influence over these investments. The investments, which are included in other assets on the balance sheet, are carried at cost and are adjusted only for other-than-temporary declines in fair value.

NOTES TO FINANCIAL STATEMENTS (continued)

Kelly Services, Inc. and Subsidiaries

(In thousands of dollars except share and per share items)

5. Short-term Borrowings

The Company has a committed $150 million, unsecured multi-currency revolving credit facility used to fund working capital, acquisitions and for general corporate purposes. This credit facility expires in November, 2010, and replaced the prior $125 million three-year, unsecured multi-currency revolving credit facility. The interest rate applicable to borrowings under the line of credit is 40 basis points over LIBOR and may include additional costs if the funds are drawn from certain countries. LIBOR rates varied by currency and ranged from 2.8% to 3.7% at January 1, 2006. Borrowings under this arrangement and the prior facility were $32,100 and $33,300 at year-end 2005 and 2004, respectively. The carrying amounts of the Company’s borrowings under the lines of credit described above approximate their fair values.

During February of 2005, in connection with the investment in Tempstaff, the Company obtained short-term financing utilizing an $18 million Yen-denominated committed credit facility from the Bank of Tokyo-Mitsubishi. In September of 2005, in connection with the investment in Tempstaff Kelly, Inc., the Company obtained additional short-term financing utilizing a $1 million Yen-denominated committed credit facility from the Bank of Tokyo-Mitsubishi. At January 1, 2006 the outstanding balances totaled $16,500 and $1,100 at a weighted average interest rate of 0.6%.

The Company has additional uncommitted one-year local credit facilities that total $22 million as of January 1, 2006. Borrowings under these lines totaled $6,900 and $1,000 at year-end 2005 and 2004, respectively. Interest rates varied by country and ranged from 5.3% to 7.0% at year-end 2005.

Interest expense, interest payments and weighted average interest rates related to the short-term borrowings for 2005, 2004 and 2003 were as follows:

	2005	2004	2003
Interest expense	$1,759	$1,698	$1,038
Interest payments	1,602	1,606	1,046
Weighted average interest rate	2.2%	2.7%	2.6%

6. Capitalization

The authorized capital stock of the Company is 100,000,000 shares of Class A common stock and 10,000,000 shares of Class B common stock. Class A shares have no voting rights and are not convertible. Class B shares have voting rights and are convertible into Class A shares on a share-for-share basis at any time. Both classes of stock have identical rights in the event of liquidation.

During 2003, the Company repurchased 1,000,000 shares of Class A common stock in a negotiated transaction from the William R. Kelly Trust. The total value of the share repurchase was $26,037, or $26.04 per share, representing a 2.7% discount to the closing market price of Kelly Class A common stock on the business day prior to the purchase. In addition, the Company purchased 4,600 shares of its Class B common stock at a total cost of $112.

NOTES TO FINANCIAL STATEMENTS (continued)

Kelly Services, Inc. and Subsidiaries

(In thousands of dollars except share and per share items)

7. Earnings Per Share

The reconciliations of earnings per share computations for the fiscal years 2005, 2004 and 2003 were as follows:

	2005	2004	2003
Net earnings	$39,263	$21,211	$4,904

Determination of shares (thousands):
Weighted average common shares outstanding	35,667	35,115	35,289
Effect of dilutive securities:
Stock options	190	243	47
Restricted awards and other	92	103	19

Weighted average common shares outstanding - assuming dilution	35,949	35,461	35,355

Earnings per share - basic	$1.10	$.60	$.14
Earnings per share - assuming dilution	$1.09	$.60	$.14

Stock options to purchase 441,000, 496,000 and 2,188,000 shares of common stock at a weighted average price per share of $33.03, $33.00 and $27.16 were outstanding during 2005, 2004 and 2003, respectively, but were not included in the computation of diluted earnings per share. The exercise prices of these options were greater than the average market price of the common shares and the options were therefore anti-dilutive.

8. Supplemental Cash Flow Information

Changes in operating assets and liabilities, as disclosed in the statements of cash flows, for the fiscal years 2005, 2004 and 2003, respectively, were as follows:

	2005	2004	2003
Increase in trade accounts receivable	$(97,880)	$(48,755)	$(63,516)
Increase in prepaid expenses and other current assets	(5,261)	(12,167)	(2,652)
Increase in accounts payable	15,978	4,470	4,373
Increase in accrued payroll and related taxes	32,980	45,794	15,293
(Decrease) increase in accrued insurance	(3,101)	(3,086)	21,268
(Decrease) increase in income and other taxes	(5,842)	11,160	(2,287)

Total changes in operating assets and liabilities	$(63,126)	$(2,584)	$(27,521)

NOTES TO FINANCIAL STATEMENTS (continued)

Kelly Services, Inc. and Subsidiaries

(In thousands of dollars except share and per share items)

Cash flows from available-for-sale investments for 2005, 2004 and 2003 were as follows:

	2005	2004	2003
Sales/Maturities	$1,403	$605	$745
Purchases	(200)	(500)	(603)

Total	$1,203	$105	$142

9. Retirement Benefits

The Company provides a qualified defined contribution plan covering substantially all full-time employees, except officers and certain other management employees. Upon approval by the Board of Directors, a discretionary contribution based on eligible wages is funded annually. The plan also offers a savings feature with Company matching contributions. Assets of this plan are held by an independent trustee for the sole benefit of participating employees.

A nonqualified deferred compensation plan is provided for officers and certain other management employees. Upon approval by the Board of Directors, a discretionary contribution based on eligible wages is made annually. This plan also includes provisions for salary deferrals and Company matching contributions.

The liability for the nonqualified plan was $63,800 and $56,500 as of year-end 2005 and 2004, respectively, and is included in current accrued payroll and related taxes and noncurrent accrued retirement benefits. Participants’ earnings on this liability which were charged to selling, general and administrative expenses were $3,700 in 2005, $4,800 in 2004 and $7,700 in 2003. In connection with the administration of this plan, the Company has purchased company-owned variable universal life insurance policies insuring the lives of certain officers and key employees. The cash surrender value of these policies, which is based primarily on investments in publicly traded mutual funds and can only be used for payment of the participants’ obligations related to the non-qualified deferred compensation plan noted above, was $61,600 and $54,600 at year-end 2005 and 2004, respectively. These investments are included in other assets and are restricted for the use of funding this plan. Earnings on these assets, which were included in selling, general and administrative expenses, were $4,000 in 2005, $4,600 in 2004 and $7,700 in 2003.

Amounts expensed for retirement benefits totaled $7,800 in 2005, $7,000 in 2004 and $2,700 in 2003.

10. Income Taxes

Pretax income (loss) for the years 2005, 2004 and 2003 was taxed under the following jurisdictions:

	2005	2004	2003
Domestic	$52,681	$31,670	$20,874
Foreign	3,284	1,479	(12,547)

Total	$55,965	$33,149	$8,327

NOTES TO FINANCIAL STATEMENTS (continued)

Kelly Services, Inc. and Subsidiaries

(In thousands of dollars except share and per share items)

The provision for income taxes was as follows:

	2005	2004	2003
Current tax expense:
U.S. federal	$10,095	$10,495	$(2,300)
U.S. state and local	2,674	8,314	2,750
Foreign	4,939	3,304	164

Total current	17,708	22,113	614
Total deferred	(1,006)	(10,175)	2,809

Total provision	$16,702	$11,938	$3,423

Deferred tax assets are comprised of the following:

	2005	2004
Depreciation and amortization	$(31,901)	$(35,061)
Employee compensation and benefit plans	41,023	38,099
Workers’ compensation	35,210	36,471
Other comprehensive income	282	(591)
Bad debt allowance	6,210	6,125
Loss carryforwards	26,082	25,320
Tax credit carryforwards	3,736	3,716
Other, net	1,876	5,911

Subtotal	82,518	79,990
Valuation allowance	(26,625)	(25,975)

Net deferred tax assets	$55,893	$54,015

NOTES TO FINANCIAL STATEMENTS (continued)

Kelly Services, Inc. and Subsidiaries

(In thousands of dollars except share and per share items)

The differences between income taxes for financial reporting purposes and the U.S. statutory rate of 35% are as follows:

	2005	2004	2003
Income tax based on statutory rate	$19,588	$11,602	$2,914
State income taxes, net of federal benefit	1,645	4,878	1,778
General business credits	(6,083)	(6,574)	(5,851)
Life insurance cash surrender value	(1,241)	(1,393)	(2,503)
Valuation allowance	2,687	991	12,234
Foreign items	93	1,610	(5,452)
Settlement of prior years’ audit issues	(488)	101	(336)
Non-deductible items	601	677	643
Other, net	(100)	46	(4)

Total	$16,702	$11,938	$3,423

The Company has U.S. general business credit carryforwards of $3,736 which expire in 2025. The net tax effect of foreign loss carryforwards at January 1, 2006 totaled $26,082 which expire as follows:

Year	Amount
2006-2007	$1,707
2008-2010	1,879
2011-2015	1,924
No expiration	20,572

Total	$26,082

The Company has established a valuation allowance for loss carryforwards and future deductible items in certain foreign jurisdictions. The valuation allowance is determined in accordance with the provisions of Statement of Financial Accounting Standards No. 109 (SFAS 109), “Accounting for Income Taxes,” which requires an assessment of both negative and positive evidence when measuring the need for a valuation allowance. The Company’s foreign losses in recent periods in these jurisdictions represented sufficient negative evidence to require a valuation allowance under SFAS 109. The Company intends to maintain a valuation allowance until sufficient positive evidence exists to support realization of the foreign deferred tax assets.

Provision has not been made for U.S. or additional foreign income taxes on an estimated $27,042 of undistributed earnings of foreign subsidiaries, which are permanently reinvested. If such earnings were to be remitted, management believes that U.S. foreign tax credits would largely eliminate any such U.S. and foreign income taxes.

The Company paid income taxes of $21,200 in 2005, $13,700 in 2004 and $10,000 in 2003. Deferred income taxes recorded in other comprehensive income as a result of foreign currency translation adjustments were a benefit of $701 in 2005 and a charge of $943 in 2004 and $2,513 in 2003. Deferred income taxes recorded in other comprehensive income as a result of unrealized gains on marketable securities classified as available-for-sale were a benefit of $172 in 2005 and a charge of $90 in 2004 and $71 in 2003.

NOTES TO FINANCIAL STATEMENTS (continued)

Kelly Services, Inc. and Subsidiaries

(In thousands of dollars except share and per share items)

11. Equity Incentive Plan

Under the Equity Incentive Plan (the “Plan”), which became effective in May 2005, the Company may grant stock options (both incentive and nonqualified), stock appreciation rights (SARs), restricted awards and performance awards to key employees utilizing the Company’s Class A stock. Stock options may not be granted at prices less than the fair market value on the date of grant, nor for a term exceeding 10 years, and typically vest over 3 years. The Plan provides that the maximum number of shares available for grants is 10 percent of the outstanding Class A stock, adjusted for Plan activity over the preceding five years. This plan replaced the Performance Incentive Plan, which was terminated upon approval of the Equity Incentive Plan by the Board of Directors. Shares available for future grants at year-end 2005, under the Equity Incentive Plan were 3,066,000. Share available for future grants under the Performance Incentive plan at year-end 2004 and 2003 were 818,000 and 797,000, respectively.

The Company applies APB No. 25 and related Interpretations in accounting for the Plan. Accordingly, no compensation cost has been recognized for incentive and nonqualified stock options. The following table illustrates the effect on net income and earnings per share if the Company had applied the fair value recognition provisions of SFAS No. 123 to stock-based employee compensation.

	2005	2004	2003
Net earnings, as reported	$39,263	$21,211	$4,904
Add: Stock-based employee compensation expense included in reported net earnings, net of related tax effects	2,789	1,853	1,689
Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects	(4,105)	(3,973)	(3,823)

Pro forma net earnings	$37,947	$19,091	$2,770

Earnings per share:
Basic-as reported	$1.10	$.60	$.14
Basic-pro forma	$1.06	$.54	$.08

Diluted-as reported	$1.09	$.60	$.14
Diluted-pro forma	$1.06	$.54	$.08

Since stock options generally become exercisable over several years and additional grants may be made in future years, the pro forma amounts for compensation cost may not be indicative of the effects on net income and earnings per share for future years.

The fair value of each option included is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions:

	2005	2004	2003
Dividend yield	1.4%	1.4%	1.9%
Risk-free interest rate	4.0%	3.3%	3.0%
Expected volatility	27.0%	30.0%	31.7%
Expected lives	5 yrs	5 yrs	5 yrs

NOTES TO FINANCIAL STATEMENTS (continued)

Kelly Services, Inc. and Subsidiaries

(In thousands of dollars except share and per share items)

A summary of the status of stock option grants under the Plan as of January 1, 2006, January 2, 2005 and December 28, 2003, and changes during the years ended on those dates, is presented as follows:

	Options	Weighted Avg. Exercise Price
2003:
Outstanding at beginning of year	2,673,000	$26.04
Granted	632,000	24.63
Exercised	(158,000)	24.22
Cancelled	(105,000)	25.92

Outstanding at end of year	3,042,000	$25.85

Options exercisable at year end	1,830,000	$27.01
Weighted average fair value of options granted during the year	$6.66

2004:
Outstanding at beginning of year	3,042,000	$25.85
Granted	321,000	28.04
Exercised	(632,000)	24.06
Cancelled	(157,000)	27.20

Outstanding at end of year	2,574,000	$26.48

Options exercisable at year end	1,751,000	$26.86
Weighted average fair value of options granted during the year	$7.78

2005:
Outstanding at beginning of year	2,574,000	$26.48
Granted	24,000	27.33
Exercised	(237,000)	24.22
Cancelled	(126,000)	27.00

Outstanding at end of year	2,235,000	$26.70

Options exercisable at year end	1,840,000	$26.74
Weighted average fair value of options granted during the year	$7.38

The table above includes non-employee director shares of 95,000, 82,000 and 70,000 outstanding at year-end 2005, 2004 and 2003, respectively.

NOTES TO FINANCIAL STATEMENTS (continued)

Kelly Services, Inc. and Subsidiaries

(In thousands of dollars except share and per share items)

The following table summarizes information about options outstanding at year-end 2005:

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number Outstanding as of 1/01/06	Weighted Average Remaining Life (Years)	Weighted Average Exercise Price	Number Exercisable as of 1/01/06	Weighted Average Exercise Price
$20.00-22.00	37,000	6.14	$20.99	34,000	$21.00
$22.01-24.00	423,000	5.17	23.21	420,000	23.21
$24.01-25.00	504,000	5.92	24.52	382,000	24.51
$25.01-28.00	463,000	6.07	25.79	389,000	25.78
$28.01-32.00	565,000	4.84	28.68	372,000	28.97
$32.01-36.50	243,000	2.25	35.32	243,000	35.32

$20.00-36.50	2,235,000	5.14	$26.70	1,840,000	$26.74

Restricted awards, which typically vest over a period of 3 to 5 years, are issued to certain key employees and are subject to forfeiture until the end of an established restriction period. The Company expenses the fair value of restricted awards on a straight-line basis over the vesting period. Restricted awards totaling 412,000, 99,400 and 159,900 shares were granted under the Plan during 2005, 2004 and 2003, respectively. The weighted average grant date price of such awards was $29.07, $28.06 and $24.71 for 2005, 2004 and 2003, respectively. Restricted awards outstanding totaled 505,000, 222,000 and 269,000 shares at year-end 2005, 2004 and 2003, respectively, and have a weighted average remaining life of 1.6 years at January 1, 2006.

Total compensation cost recognized for restricted awards was $4,400, $2,800 and $2,800 for 2005, 2004 and 2003, respectively. As of January 1, 2006, no SARs have been granted under the Plan.

12. Lease Commitments

The Company conducts its field operations primarily from leased facilities. The following is a schedule by fiscal year of future minimum commitments under operating leases as of January 1, 2006:

Fiscal year:
2006	$47,900
2007	38,000
2008	28,500
2009	19,200
2010	11,400
Later years	16,300

Total	$161,300

Lease expense for fiscal 2005, 2004 and 2003 amounted to $53,000, $50,600 and $49,200, respectively.

NOTES TO FINANCIAL STATEMENTS (continued)

Kelly Services, Inc. and Subsidiaries

(In thousands of dollars except share and per share items)

13. Contingencies

In November, 2003, an action was commenced in the United States Bankruptcy Court for the Southern District of New York, Enron Corp. v. J.P. Morgan Securities, Inc., et al., against approximately 100 defendants, including Kelly Properties, Inc., a wholly owned subsidiary of Kelly Services, Inc., who invested in Enron’s commercial paper. The complaint alleges that Enron’s October 2001 prepayment of its commercial paper is a voidable preference under the bankruptcy laws, constitutes a fraudulent conveyance and that the Company received prepayment of approximately $10 million. In June 2005, defendants’ motion to dismiss was denied. The Company intends to vigorously defend against these claims. The Company believes it has meritorious defenses to the asserted claims but it is unable to predict the outcome of the proceedings.

The Company is also subject to various legal proceedings, claims and liabilities which arise in the ordinary course of its business. Litigation is subject to many uncertainties, the outcome of individual litigated matters is not predictable with assurance and it is reasonably possible that some of the foregoing matters could be decided unfavorably to the Company. Although the amount of the liability at year-end 2005 with respect to these matters cannot be ascertained, the Company believes that any resulting liability will not be material to the financial position of the Company at year- end 2005.

The Company has entered into unconditional purchase obligations totaling $27.9 million. These obligations relate primarily to voice and data communications services which the Company expects to utilize generally within the next fiscal year, in the ordinary course of business. The Company has no material unrecorded commitments, losses, contingencies or guarantees associated with any related parties or unconsolidated entities.

14. Segment Disclosures

The Company’s segments are based on the organizational structure for which financial results are regularly evaluated by the Company’s operating executives to determine resource allocation and assess performance. Each operating segment is managed by its own management team and reports to executive management.

Given this reporting structure, all the Company’s operations have been organized into the following segments: (1) U.S. Commercial Staffing, (2) Professional, Technical and Staffing Alternatives (PTSA) and (3) International. U.S. Commercial Staffing includes traditional office services, along with education, call center and light industrial staffing. PTSA includes various specialty staffing services including finance, engineering, information technology, legal, health care, staff leasing, outsourcing, consulting, recruitment and vendor management services. International includes staffing services in the countries outside the U.S. listed below. The accounting policies of the segments are the same as those described in the “Summary of Significant Accounting Policies.”

During 2005, international operations were conducted in Australia, Belgium, Canada, Denmark, France, Germany, Hong Kong, Hungary, India, Indonesia, Ireland, Italy, Japan, Luxembourg, Malaysia, Mexico, the Netherlands, New Zealand, Norway, the Philippines, Puerto Rico, Russia, Singapore, Spain, Sweden, Switzerland, Thailand and the United Kingdom.

Effective with the first quarter of 2006, the Company began charging the U.S. Commercial Staffing and PTSA segments, as well as Canada and Puerto Rico in the International segment, for payroll, billing and accounts receivable costs. These costs were previously included in Corporate Expense, and prior period information included in the following tables has been revised for comparability, with no effect on total Company results. The amount of the chargeback reclassified out of Corporate Expense was $20.2 million in 2005, $19.2 million in 2004 and $17.3 million in 2003.

The following table presents information about the reported operating income of the Company for the fiscal years 2005, 2004 and 2003. Segment data presented is net of intersegment revenues. Asset information by reportable segment is not reported, since the Company does not produce such information internally.

NOTES TO FINANCIAL STATEMENTS (continued)

Kelly Services, Inc. and Subsidiaries

(In thousands of dollars except share and per share items)

	2005	2004	2003
Revenue from services:
U.S. Commercial Staffing	$2,436,972	$2,327,592	$2,131,137
PTSA	1,128,435	1,033,745	895,394
International	1,724,418	1,622,714	1,298,624

Consolidated Total	$5,289,825	$4,984,051	$4,325,155

Earnings (loss) from operations:
U.S. Commercial Staffing	$118,850	$103,264	$78,670
PTSA	65,737	58,935	50,184
International	14,485	10,845	(2,372)
Corporate Expense	(142,920)	(139,034)	(118,078)

Consolidated Total	$56,152	$34,010	$8,404

Specified items included in segment earnings for the fiscal years 2005, 2004 and 2003 were as follows:

	2005	2004	2003
Depreciation and Amortization:
U.S. Commercial Staffing	$5,522	$4,966	$5,602
PTSA	3,354	1,774	1,828
International	7,554	8,632	8,704
Corporate	25,785	29,063	31,795

Consolidated Total	$42,215	$44,435	$47,929

Interest Income:
U.S. Commercial Staffing	$—	$—	$—
PTSA	38	20	3
International	839	453	543
Corporate	695	364	415

Consolidated Total	$1,572	$837	$961

Interest Expense:
U.S. Commercial Staffing	$—	$—	$—
PTSA	—	—	—
International	662	404	533
Corporate	1,097	1,294	505

Consolidated Total	$1,759	$1,698	$1,038

NOTES TO FINANCIAL STATEMENTS (continued)

Kelly Services, Inc. and Subsidiaries

(In thousands of dollars except share and per share items)

A summary of long-lived assets information by geographic area as of the years ended 2005 and 2004 follows:

	2005	2004
Long-Lived Assets:
Domestic	$176,637	$190,631
International	84,677	92,191

Total	$261,314	$282,822

Long-lived assets include property and equipment and intangible assets. No single foreign country’s long-lived assets were material to the consolidated long-lived assets of the Company.

Foreign revenue is based on the country in which the legal subsidiary is domiciled. No single foreign country’s revenue was material to the consolidated revenues of the Company.

15. New Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123R”), which replaces SFAS No. 123, “Accounting for Stock-Based Compensation” (“SFAS 123”) and supercedes APB Opinion No. 25, “Accounting for Stock Issued to Employees.” SFAS 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values. The pro forma disclosures previously permitted under SFAS 123 no longer will be an alternative to financial statement recognition. Under SFAS 123R, we must determine the appropriate fair value model to be used for valuing share-based payments and the amortization method for compensation cost . According to the U.S. Securities and Exchange Commission’s Staff Accounting Bulletin No. 107, SFAS No. 123 (revised 2004) is effective for the Company’s fiscal year 2006. The Company anticipates that stock option expense for stock options granted prior to the effective date will total approximately $1.5 million on a pretax basis for 2006.

In May 2005, the FASB issued Statement No. 154 (“SFAS 154”), Accounting Changes and Error Corrections. Under SFAS 154, entities will be required to report a change in accounting principle through retrospective application of the new accounting principle to all prior periods, unless impracticable to do so. A change in the method of applying an accounting principle is considered a change in accounting principle under the standard. In addition, any errors in the financial statements of a prior period discovered subsequent to their issuance shall be reported as a prior period adjustment by restating the prior period financial statements. This standard will be effective for accounting changes and corrections of errors made, if any, commencing in 2006.

NOTES TO FINANCIAL STATEMENTS (continued)

Kelly Services, Inc. and Subsidiaries

(In thousands of dollars except share and per share items)

SELECTED QUARTERLY FINANCIAL DATA (unaudited)

	Fiscal Year 2005
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Year
Revenue from services	$1,249,335	$1,311,904	$1,344,644	$1,383,942	$5,289,825
Gross profit	204,084	214,102	218,178	222,530	858,894
Selling, general and administrative expenses	197,989	200,494	200,849	203,410	802,742
Net earnings	3,938	9,333	12,675	13,317	39,263
Basic earnings per share (1)	0.11	0.26	0.35	0.37	1.10
Diluted earnings per share (1)	0.11	0.26	0.35	0.37	1.09
Dividends per share	0.10	0.10	0.10	0.10	0.40

	Fiscal Year 2004
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Year
Revenue from services	$1,158,811	$1,224,464	$1,244,854	$1,355,922	$4,984,051
Gross profit	183,356	198,082	202,368	213,960	797,766
Selling, general and administrative expenses	181,482	189,494	190,037	202,743	763,756
Net earnings	291	4,876	8,094	7,950	21,211
Basic earnings per share (1)	0.01	0.14	0.23	0.23	0.60
Diluted earnings per share (1)	0.01	0.14	0.23	0.22	0.60
Dividends per share	0.10	0.10	0.10	0.10	0.40

(1)	Earnings per share amounts for each quarter are required to be computed independently and may not equal the amounts computed for the total year.